Exhibit U

EXECUTION VERSION

US$32,000,000 Term Loan

FACILITY AGREEMENT

dated 7 August 2018

for

New Beauty Holdings Limited 新美控股有限公司

acting as Borrower

Able Knight Development Limited

Mutual Step Holdings Limited 普升控股有限公司

Art Grace Development Limited

Art Kind Technology Limited

and

Joy Spread Development Limited

each acting as a Corporate Guarantor

with

Bank of Shanghai (Hong Kong) Limited

acting as Lender

King & Wood Mallesons

13th Floor Gloucester Tower

The Landmark

15 Queen’s Road Central

Central Hong Kong

T +852 3443 1000

F +852 3443 1299

www.kwm.com

i

32 Amendments and waivers	63
33 Counterparts	63
34 Indemnities and reimbursement	63
35 General	64

SECTION 12 GOVERNING LAW AND ENFORCEMENT	65

36 Governing law	65
37 Enforcement	65

Schedule 1 Conditions Precedent	67

Schedule 2 Form of Utilisation Request	70

ii

THIS AGREEMENT is dated 7 August 2018 and made between:

1.                                       New Beauty Holdings Limited 新美控股有限公司 (with company number 1417522), a company incorporated under the laws of the British Virgin Islands with its registered address at Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 (the “Borrower”);

2.                                       Able Knight Development Limited (with company number 1416654), a company incorporated under the laws of the British Virgin Islands with its registered address at Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 (“Able Knight”);

3.                                       Mutual Step Holdings Limited 普升控股有限公司 (with company number 1430420), a company incorporated under the laws of the British Virgin Islands with its registered address at Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 (“Mutual Step”);

4.                                       Art Grace Development Limited (with company number 1437750), a company incorporated under the laws of the British Virgin Islands with its registered address at Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 (“Art Grace”);

5.                                       Art Kind Technology Limited (with company number 1434382), a company incorporated under the laws of the British Virgin Islands with its registered address at Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 (“Art Kind”);

6.                                       Joy Spread Development Limited (with company number 1439791), a company incorporated under the laws of the British Virgin Islands with its registered address at Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 (“Joy Spread” and together with Able Knight, Mutual Step, Art Grace, Art Kind, the “Corporate Guarantors” and each a “Corporate Guarantor”); and

7.                                       Bank of Shanghai (Hong Kong) Limited (the “Lender”).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1                                          DEFINITIONS AND INTERPRETATION

1.1                                Definitions

In this Agreement:

“Able Knight Account Charge” means the Hong Kong law governed account charge in respect of the Dividends Account (Able Knight) to be executed by Able Knight as chargor and the Lender as chargee.

“Able Knight Share Charge” means the Hong Kong law governed share charge in respect of 4,998,988 common shares represented by share certificates number(s) 79 and 80 in ATAI owned by Able Knight, representing not less than 10.4% of all issued common shares of ATAI as at the date of this Agreement, to be executed by Able Knight as chargor and the Lender as chargee.

“Acquisition” means the acquisition by the Borrower in accordance with the terms of the Acquisition Agreement.

“Acquisition Agreement” means the share purchase agreement dated 6 February 2018 and entered into by, among others, the Borrower as purchaser and ATA BVI as seller in respect of the acquisition by the Borrower of the entire issued share capital of ATA Learning, together with all exhibits, schedules, amendments and assignments thereto.

“Acquisition Completion Date” means the date on which the completion of the Acquisition occurs in accordance with the terms of the Acquisition Agreement.

“ADR” means American depositary receipts;

“ADR Pledge Agreement” means the New York law governed pledge agreement in respect of the Art Grace ADR Pledge, the Art Kind ADR Pledge, the Joy Spread ADR Pledge and the Mutual Step ADR Pledge, in aggregate representing 5,440,052 common shares of ATAI, being not less than 11.3% of all issued common shares of ATAI as at the date of this Agreement, dated on or about the date of this Agreement and executed by Art Grace, Art Kind, Joy Spread and Mutual Step as grantors and the Lender as the secured party.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Alpha Metric” means Alpha Metric Horizon Limited 新元教育有限公司, a company incorporated under the laws of Hong Kong with company registration number 2203763 and registered office at Unit 606, 6th Floor, Alliance Building, 133 Connaught Road Central, Hong Kong.

“Alpha Metric Share Pledge” means the PRC law governed share pledge agreement in respect of 7.5% of the issued share capital in ATA Online owned by Alpha Metric to be executed by Alpha Metric as chargor and the Lender as chargee.

“Art Grace ADR Pledge” means the New York law governed pledge granted pursuant to the ADR Pledge Agreement in respect of 800,000 ADRs (representing 1,600,000 common shares) issued by ATAI owned by Art Grace to be executed by Art Grace.

“Art Grace Custodian Agreement” means the Hong Kong law governed custodian agreement in relation to the Custodian Account (Art Grace) to be executed by Art Grace, the Custodian and the Lender.

“Art Kind ADR Pledge” means the New York law governed pledge granted pursuant to the ADR Pledge Agreement in respect of 800,000 ADRs (representing 1,600,000 common shares) issued by ATAI owned by Art Kind.

“Art Kind Custodian Agreement” means the Hong Kong law governed custodian agreement in relation to the Custodian Account (Art Kind) to be executed by Art Kind, the Custodian and the Lender.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“ATAI” means ATA Inc., a company incorporated under the laws of Cayman Islands with registration number 174577 and registered office at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands, the American depositary receipts of which are listed on the NASDAQ (Stock Code: NASDAQ: ATAI).

“ATAI Resolutions” means the resolutions to be passed by the board of directors of ATAI in relation to the declaration of dividends.

“ATA Online” means 全美在线(北京)教育科技股份有限公司 (ATA Online (Beijing) Education Technology Co., Ltd.), a company incorporated under the laws of PRC with unified social credit code 91110108793409876E and registered office at A912, A913, A914, A915, 9th Floor, 18 North Taipingzhuang Road, Haidian District, Beijing (北京市海淀区北太平庄路18号9层A912、A913、A914、A915).

“ATA BVI” means ATA Testing Authority (Holdings) Limited, a company incorporated under the laws of the British Virgin Islands with company number 470462 and registered office at Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

“ATA Learning” means 北京全美教育技术服务有限公司(ATA Learning Education Technology Service Co., Ltd.), a company incorporated under the laws of PRC with unified social credit code 91110108752150159D and registered office at Room 106, Building 1, 136, West Fourth Ring North Road, Haidian District, Beijing (北京市海淀区西四环北路136号1号楼106室).

“Authorisation” means:

(a)                                an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)                                in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling one (1) Month from the date of this Agreement.

“Available Commitment” means the Commitment minus:

(a)                                 the aggregate amount of any outstanding Loan (for such purpose taking into account the principal amount of each such Loan when it is made and disregarding any subsequent reduction in such principal amount); and

(b)                                  in relation to any proposed Utilisation, the aggregate amount of any Loan (other than the Loan the subject of such proposed Utilisation) that is due to be made on or before the Utilisation Date for such proposed Utilisation.

“Borrower Account” means the account with account number 200257 (and any renewal, replacement or re-designation thereof) maintained with the Lender by the Borrower.

“Borrower Account Charge” means the Hong Kong law governed account charge in respect of the Borrower Account to be executed by the Borrower as chargor and the Lender as chargee.

“Break Costs” means the amount (if any) by which:

(a)                                the interest which the Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                the amount of interest which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong and (in respect of any payment in US Dollars) New York City.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means the lower of (i) US$32,000,000 and (ii) the amount of dividend to be declared by ATAI in the ATAI Resolutions and payable to the Corporate Guarantors in proportion to their shareholding in ATAI determined in the Lender’s discretion, to the extent not cancelled, reduced or transferred by the Lender under this Agreement.

“Confidential Information” means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Facility of which the Lender becomes aware in its capacity as the Lender or which is received by the Lender in relation to the Finance Documents or the Facility from any member of the Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)                                is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 25 (Disclosure of information); or

(b)                                is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(c)                                 is known by the Lender before the date the information is disclosed to it by any member of the Group or any of its advisers or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Lender.

“Corporate Obligors” means the Borrower, the Security Providers (other than the Personal Guarantor) and the Corporate Guarantors and “Corporate Obligor” means each one of them;

“Custodian” means Huatai Financial Holdings (Hong Kong) Limited;

“Custodian Account” means each of Custodian Account (Art Grace), Custodian Account (Art Kind), Custodian Account (Joy Spread) and Custodian Account (Mutual Step), and collectively, the “Custodian Accounts”.

“Custodian Account (Art Grace)” means the account with account number A00000247 (and any renewal, replacement or re-designation thereof) maintained with the Custodian by Art Grace.

“Custodian Account (Art Kind)” means the account with account number A00000248 (and any renewal, replacement or re-designation thereof) maintained with the Custodian by Art Kind.

“Custodian Account (Joy Spread)” means the account with account number A00000249 (and any renewal, replacement or re-designation thereof) maintained with the Custodian by Joy Spread.

“Custodian Account (Mutual Step)” means the account with account number A00000250 (and any renewal, replacement or re-designation thereof) maintained with the Custodian by Mutual Step.

“Custodian Accounts Charge” means a charge over the Custodian Accounts executed by Mutual Step, Art Grace, Art Kind and Joy Spread as chargors in favour of the Lender as chargee.

“Custodian Agreement” means each of the following:

(a)                                 the Art Grace Custodian Agreement;

(b)                                the Art Kind Custodian Agreement;

(c)                                 the Joy Spread Custodian Agreement; and

(d)                                the Mutual Step Custodian Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, lapse of time, the fulfilment of any condition, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Lender.

“Delta Horizon” means Delta Horizon Limited 新視野教育有限公司, a company incorporated under the laws of Hong Kong with company registration number 2211523 and registered office at Unit 606, 6th Floor, Alliance Building, 133 Connaught Road Central, Hong Kong.

“Delta Horizon Share Pledge” means the PRC law governed share pledge agreement in respect of the entire issued share capital in Zhongxiao owned by Delta Horizon to be executed by Delta Horizon as pledgor and the Lender as pledgee.

“Disruption Event” means either or both of:

(a)                                a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)                                the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dividends Account (Able Knight)” means the account with account number 200255 (and any renewal, replacement or re-designation thereof) maintained with the Lender by Able Knight;

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)                                air (including air within natural or man-made structures, whether above or below ground);

(b)                                water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)                                 land (including land under water).

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants, the conditions of the workplace, or the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Extended Repayment Date” means the date falling one (1) Month from the Initial Repayment Date or any other date agreed by the Lender and the Borrower.

“Facility” means the term loan facility made available under this Agreement as described in Clause 3 (The Facility).

“Facility Office” means the office or offices notified by the Lender to the Borrower in writing as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)                                sections 1471 to 1474 of the Code or any associated regulations;

(b)                                any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                 any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if the Lender is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Final Repayment Date” means, subject to Clause 7.2 (Extension), the Initial Repayment Date.

“Finance Document” means this Agreement, any Security Document, any Custodian Agreement, the Personal Guarantee, any Utilisation Request and any other document designated as such by the Lender and the Borrower.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                moneys borrowed;

(b)                                any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                 any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                                 receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                  any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                 any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                shares which are expressed to be redeemable by the relevant company at the option of the holder of those shares;

(i)                                    any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)                                   the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“GAAP” means generally accepted accounting principles and practices in the US (in respect of ATAI), PRC (in respect of ATA Learning, Zhongxiao, ATA Online and its Subsidiaries) and Hong Kong (in relation to any other Obligor and other members of the Group), in each case including IFRS.

“Governmental Agency” means any government or any governmental agency, semi-governmental, intergovernmental, supranational or judicial entity, body, agency, department, or regulatory, self-regulatory or other or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Borrower and its Subsidiaries from time to time and from the Acquisition Completion Date shall include the Target Group.

“Haitong Facility” means the US$40,000,000 secured loan facility granted by Haitong International Investment Solutions Limited to the Borrower as borrower pursuant to the Haitong Facility Agreement.

“Haitong Facility Agreement” means the loan agreement dated on or about the date of this Agreement between Haitong International Investment Solutions Limited as lender and the Borrower as borrower (in such form as delivered to the Lender pursuant to Clause 5 (Conditions of Utilisation).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Initial Repayment Date” means the date falling one (1) Month from the first Utilisation Date.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Interpolated Screen Rate” means, in relation to LIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)                                the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of 11:00 a.m. London time on the Quotation Day for US Dollars.

“Joy Spread ADR Pledge” means the New York law governed pledge granted pursuant to the ADR Pledge Agreement in respect of 317,226 ADRs (representing 634,452 common shares) issued by ATAI owned by Joy Spread.

“Joy Spread Custodian Agreement” means the Hong Kong law governed custodian agreement in relation to the Custodian Account (Joy Spread) to be executed by Joy Spread, the Custodian and the Lender.

“LIBOR” means, in relation to any Loan:

(a)                                 the applicable Screen Rate;

(b)                                (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)                                 if:

(i)                                      no Screen Rate is available for the currency of that Loan; or

(ii)                                   no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the arithmetic mean of the rates (rounded upwards to four decimal places) as the rate at which the Lender could borrow funds in the London interbank market in US Dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in US Dollars and for that period, as of, in the case of paragraphs (a) and (c) above, 11:00 a.m. London time on the Quotation Day for US Dollars and for a period equal in length to the Interest Period for that Loan and, if any such rate is below zero, LIBOR will be deemed to be zero.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“London Business Day” means a day (excluding Saturday and Sunday) on which banks are open for business in London.

“Margin” means four per cent. (4%) per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)                                the business, operations, assets, property, condition or prospects (financial or otherwise) of the Borrower, the Group taken as a whole and any Obligor;

(b)                                the ability of any of the Obligors to perform its obligations under the Finance Documents;

(c)                                 the validity, legality or enforceability of, or the effectiveness or ranking of any Security granted or purposed to be granted pursuant to, or the rights or remedies of the Lender, under the Finance Documents; or

(d)                                the value of the Transaction Security.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                 if an Interest Period begins on the last Business Day of a calendar month and that Interest Period is to be of a duration equal to a whole number of months, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will apply only to the last Month of any period.

“Mutual Step ADR Pledge” means the New York law governed pledge granted pursuant to the ADR Pledge Agreement in respect of 802,800 ADRs (representing 1,605,600 common shares) issued by ATAI owned by Mutual Step to be executed by Mutual Step as pledgor and the Lender as pledgee.

“Mutual Step Custodian Agreement” means the Hong Kong law governed custodian agreement in relation to the Custodian Account (Mutual Step) to be executed by Mutual Step, the Custodian and the Lender.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations.

“New Lender” has the meaning given to that term in Clause 23.1 (Assignment and Transfers by the Lender).

“Obligors” means the Corporate Obligors and the Personal Guarantor and “Obligor” means each one of them.

“Original Financial Statements” means:

(a)                                in relation to ATAI, its audited consolidated financial statements for the financial year ended 31 December 2017 and its consolidated financial statements for the financial quarter ended 31 March 2017; and

(b)                                in relation to ATA Online, its audited financial statements for its financial year ended 31 December 2017.

“Party” means a party to this Agreement.

“Permitted Security” means:

(a)                                  any Security or Quasi-Security created pursuant to the Finance Documents or pursuant to the Haitong Facility;

(b)                                  any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)                                   any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(i)                                      hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(ii)                                   its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(d)                                  any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(e)                                   any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)                                      the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)                                   the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)                                the Security or Quasi-Security is removed or discharged within one (1) Months of the date of acquisition of such asset;

(f)                                    any Security or Quasi-Security over or affecting any asset of any person which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that person becomes a member of the Group, if:

(i)                                      the Security or Quasi-Security was not created in contemplation of the acquisition of that person;

(ii)                                   the principal amount secured has not been increased in contemplation of or since the acquisition of that person; and

(iii)                                the Security or Quasi-Security is removed or discharged within one (1) Months of that person becoming a member of the Group; or

(g)                                   any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group.

“Personal Guarantee” means the PRC law governed guarantee agreement, in form and substance satisfactory to the Lender, entered or to be entered into by the Personal Guarantor in favour of the Lender.

“Personal Guarantor” means Ma Xiaofeng 马肖风, holder of PRC identity card number 110102196310212334.

“PRC” means The People’s Republic of China (excluding, for the purposes of this Agreement, Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan, the Republic of China).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period unless market practice differs in Relevant Market in which case the Quotation Day will be determined by the Lender in accordance with market practice in the Relevant Market (and if quotations would normally be given by leading banks in the Relevant Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Secured Property.

“Relevant Jurisdiction” means:

(a)                                in relation to a Corporate Obligor, its jurisdiction of incorporation or (in relation to the Personal Guarantor) its place of residence;

(b)                                in relation to a Corporate Obligor, any jurisdiction where it conducts its business;

(c)                                 in relation to an Obligor, any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(d)                                in relation to an Obligor, the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Relevant Market” means the London interbank market.

“Repeating Representations” means each of the representations set out in Clause 19 (representations) except those in Clauses 19.7 (Deduction of Tax), 19.8 (No filing or stamp taxes),  19.9 (No Default), 19.14 (Authorised signatories) and 19.26 (Ownership of ADRs).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Screen Rate” means the London interbank offered rate administered by The ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays the rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Lender may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Secured Party” means the Lender, a Receiver or any Delegate.

“Secured Property” means all of the assets which from time to time are, or are expressed to be, the subject of Transaction Security.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect.

“Security Document” means:

(a)                                the ADR Pledge Agreement;

(b)                                the Able Knight Share Charge;

(c)                                 the Able Knight Account Charge;

(d)                                the Borrower Account Charge;

(e)                                 the Alpha Metric Share Pledge;

(f)                                  the Delta Horizon Share Pledge;

(g)                                 the Zhongxiao Share Pledge;

(h)                                the Share Charge (Borrower);

(i)                                    the Custodian Accounts Charge; and

(j)                                   and any other document executed from time to time evidencing or creating or expressed to evidence or create Security over any asset or any guarantee to secure or guarantee any obligation of any Obligor in favour of the Lender under the Finance Documents, or entered into in connection with the creation, validity, perfection or priority of any such guarantee or Security or otherwise any other document designated as such by the Lender and the Borrower.

“Security Perfection Requirements” means:

(a)                                the making of any other appropriate registrations, filings or notifications in respect of a Security Document as specifically contemplated by that Security Document or any other Finance Document or any legal opinion related thereto;

(b)                                the execution and delivery of any notices required to be delivered to counterparties of contracts which are assigned pursuant to the Security Documents; and

(c)                                 any other registration or notice requirement which the Lender may request to perfect the Security in the Security Documents.

“Security Provider” means each party to the Security Documents (other than the Lender) which grants or purports to grant Transaction Security.

“Share Charge (Borrower)” means the Hong Kong law governed share charge in respect of 440 ordinary shares represented by share certificate number 6 in the Borrower, owned by the Personal Guarantor, representing not less than 44% of the issued share capital in the Borrower, to be executed by the Personal Guarantor as chargor and the Lender as chargee.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)                                which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)                                 which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Target Group” means ATA Learning and its Subsidiaries from time to time.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty, interest or other amount payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 13.1 (Tax definitions).

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced in favour of the Lender pursuant to the Security Documents.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)                                the Borrower, if it is resident for tax purposes in the United States of America; or

(b)                                an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Form of Utilisation Request).

“Zhongxiao” means 众效致行教育科技(北京)有限公司, a company incorporated under the laws of PRC with unified social credit code 911101015996473282 and registered office at Room 805, 8th Floor, Building E, Jia 6/6 Gongyuan West Street, Dongcheng District, Beijing (北京市东城区贡院西街6号及甲6号E座8层805室).

“Zhongxiao Share Pledge” means the PRC law governed share pledge agreement in respect of 10% of the issued share capital in ATA Online owned by Zhongxiao to be executed by Zhongxiao as pledgor and the Lender as pledgee.

2                                          CONSTRUCTION

2.1                                Construction

(a)                                Unless a contrary indication appears, any reference in a Finance Document to:

(i)                                     the “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)                                  “assets” or “property” includes present and future properties, revenues and rights of every description;

(iii)                               one person being “controlled” by another means that that other person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove the majority of the members of the governing body of that person or otherwise controls or has the power to control the affairs and policies of that person, and “control” shall be construed accordingly;

(iv)                              a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated or replaced;

(v)                                 “guarantee” means (other than in Clause 18 (Guarantee)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                           a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(viii)                        a “regulation” includes any regulation, rule, treaty, official directive, requirement, request, guideline or policy (whether or not having the force of law) of any Governmental Agency (and, if not having the force of law, with which responsible entities in the position of the relevant Party would normally comply);

(ix)                              a provision of law or regulation is a reference to that provision as consolidated, amended, re-enacted or replaced;

(x)                                 a time of day is a reference to Hong Kong time;

(xi)                              “law” means common law, principles of equity and laws made by legislative council (and law made by legislative council include statutes, statutory instruments and other instruments under them);

(xii)                           the words “including”, “for example” or “such as” when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(xiii)                        a “derivative transaction” includes any derivative transaction entered in connection with protection against, or benefit from, fluctuation in any rate or price;

(xiv)                       any thing (including an amount) is a reference to the whole and each part of it; and

(xv)                          “know your customer checks” means any “know your customer” or other identification checks or procedures under any law or regulation.

(b)                                Section, Clause and Schedule headings are for ease of reference only.

(c)                                 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(e)                                 Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Lender’s spot rate of exchange for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

(f)                                  In the Finance Documents, the singular includes the plural and vice versa, and references to the muscular gender includes the feminine gender and the neuter gender, and vice versa.

(g)                                 Unless a contrary indication appears, any reference to a “Clause”, a “Sub-Clause” and a “Schedule” is a reference to a Clause or Sub-Clause or a Schedule to this Agreement.

2.2                                Third party rights

(a)                                Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) (the “Third Parties Ordinance”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)                                 Any Receiver or Delegate may, subject to this Clause 2.2 and the Third Parties Ordinance, rely on any Clause of this Agreement which expressly confers rights on it.

2.3                                Currency Symbols and Definitions

(a)                                 “HK$” and “HK Dollars” denote the lawful currency of Hong Kong; and

(b)                                 “US$” or “US Dollars” means the lawful currency of the US.

SECTION 2
THE FACILITY

3                                          THE FACILITY

3.1                                The Facility

Subject to the terms of this Agreement, the Lender makes available to the Borrower a US Dollars term loan facility in an aggregate amount equal to the Commitment.

4                                          PURPOSE

4.1                                Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards payment of the consideration for the Acquisition payable by the Borrower to ATA BVI under the Acquisition Agreement, the cost and expenses in relation thereto and the cost and expenses in relation to the Facility.

4.2                                Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

5                                          CONDITIONS OF UTILISATION

5.1                                Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Lender has received or waived all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Lender.  The Lender shall notify the Borrower promptly upon being so satisfied.

5.2                                Further conditions precedent

The Lender will be obliged to comply with Clause 6.4 (Availability of Loans) only if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                no Default is continuing or would result from the proposed Loan and none of the circumstances described in Clause 8.2 (Mandatory Prepayment - Change of control) has occurred;

(b)                                the Repeating Representations to be made by each Obligor are true in all material respects; and

(c)                                 the representations and/or warranties deemed to be repeated by all or any of the Obligors under all or any of the Finance Documents (other than this Agreement) are true in all material respects.

5.3                                Maximum number of Loans

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than two (2) Loans would be outstanding.

SECTION 3
UTILISATION

6                                          UTILISATION

6.1                                Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than two (2) Business Days prior to the proposed Utilisation Date.

6.2                                Completion of a Utilisation Request

(a)                                Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                                  the currency and amount of the Utilisation comply with Clause 6.3 (Currency and amount);

(iii)                               the proposed Interest Period complies with Clause 10 (Interest Periods); and

(iv)                              the account into which the proceeds of the Loan shall be deposited shall be an account opened in the name of ATA BVI with the Lender.

(b)                                Only one Loan may be requested in each Utilisation Request.

6.3                                Currency and amount

(a)                                The currency specified in a Utilisation Request must be US Dollars.

(b)                                The amount of the proposed Loan must be an amount which is not more than the Available Commitment and which is a minimum of US$10,000,000 (and an integral multiple of US$2,000,000) or, if less, the Available Commitment.

6.4                                Availability of Loans

If the conditions set out in this Agreement have been met, the Lender shall make the Loan available by the Utilisation Date through its Facility Office.

6.5                                Cancellation of Available Facility

The Commitment which, at that time, is unutilised shall be immediately cancelled at 5:00 p.m. on the last day of the Availability Period.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

7                                          REPAYMENT

7.1                                Repayment of Loans

Subject to Clause 7.2 (Extension) below, the Borrower shall repay the aggregate Loans in full on the Final Repayment Date.

7.2                                Extension

The Final Repayment Date shall be extended to the Extended Repayment Date if:

(a)                                  the Borrower so requests by notice received by the Lender not less than five (5) Business Days before the Initial Repayment Date;

(b)                                  at the time of such notice no Event of Default has occurred and is continuing; and

(c)                                   the Lender has notified the Borrower of its consent to such extension at least three (3) Business Days before the Initial Repayment Date. For the avoidance of doubt, the Lender is not obliged to give its consent to such request for extension.

7.3                                Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

8                                          PREPAYMENT AND CANCELLATION

8.1                                Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain any Loan or it is or will become unlawful for any Affiliate of the Lender or the Lender to do so:

(a)                                the Lender shall promptly notify the Borrower upon becoming aware of that event;

(b)                                upon the Lender notifying the Borrower, the Commitment will be immediately cancelled; and

(c)                                 the Borrower shall repay the Loans on the last day of the Interest Period for each Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

8.2                                Mandatory Prepayment - Change of control

If a Change of Control Event occurs:

(a)                                the Borrower shall promptly notify the Lender upon becoming aware of that event;

(b)                                the Lender shall not be obliged to fund any Utilisation; and

(c)                                 all outstanding Loans, together with accrued interest and all other amounts accrued or owing to the Lender under the Finance Documents, shall be due and payable within three (3) Business Days from the date the Change of Control Event occurs.

For the purpose of this Agreement, “Change of Control Event” means any of the following events:

(a)                                  the Personal Guarantor ceases to be the single largest shareholder (direct or indirect) of any of the Borrower, Able Knight and ATAI;

(b)                                  the Personal Guarantor ceases to be the beneficial owner of at least 99 per cent. of the issued shares in the Borrower or in control of the voting rights of at least 99 per cent. of the issued shares in the Borrower; or

(c)                                   the Personal Guarantor ceases to control (directly or indirectly) any of ATAI and the Borrower.

8.3                                Voluntary prepayment of Loans

The Borrower may, if it gives the Lender not less than five (5) Business Days’ (or such shorter period as the Lender may agree) prior notice, prepay on the last day of the Interest Period applicable thereto the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$10,000,000 and an integral multiple of US$2,000,000).

8.4                                Restrictions

(a)                                Any notice of cancellation, repayment or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation, repayment or prepayment.

(b)                                Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                 The Borrower may not reborrow any part of the Facility which is repaid or prepaid.

(d)                                The Borrower shall not repay or prepay all or any part of any Loan or reduce any Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)                                 If any Commitment is reduced in accordance with this Agreement, the amount of such reduction may not be subsequently reinstated.

(f)                                  If all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 5.2 (Further conditions precedent)), an amount of the Commitment (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

SECTION 5
COSTS OF UTILISATION

9                                          INTEREST

9.1                                Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                  Margin; and

(b)                                LIBOR.

9.2                                Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period applicable to that Loan.

9.3                                Default interest

(a)                                If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraphs (b) and (c) below, two (2) per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Lender.  Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Lender.

(b)                                If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the Unpaid Sum during that first Interest Period shall be two (2) per cent. higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)                                 Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

9.4                                Notification of rates of interest

The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

10                                   INTEREST PERIODS

10.1                         Interest Periods

(a)                                Each Interest Period of a Loan will have a duration of one (1) week.

(b)                                An Interest Period for a Loan shall not extend beyond the Final Repayment Date.

(c)                                 Each Interest Period for a Loan shall start on the Utilisation Date or (if a Loan has already been made) on the last day of the preceding Interest Period of such Loan.

10.2                         Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3                         Consolidation

Subject to paragraph (b) below, if the Interest Periods of two Loans end on the same date, those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

11                                   CHANGES TO THE CALCULATION OF INTEREST

11.1                         Market disruption

(a)                                Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 11.2 (Alternative basis of interest or funding), if a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                   the Margin; and

(ii)                                  the percentage rate per annum notified to the Borrower by the Lender as soon as practicable and in any event not later than five Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Lender), as the cost to the Lender of funding that Loan from whatever source(s) it may reasonably select.

(b)                                In relation to a Market Disruption Event under paragraph (c) below, if the percentage rate per annum notified by the Lender pursuant to paragraph (a)(ii) above shall be less than LIBOR or if the Lender shall fail to notify the Borrower of any such percentage rate per annum, the cost to the Lender of funding the relevant Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(c)                                 In this Agreement “Market Disruption Event” means at 5:00 p.m. (London time) on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Borrower receives notifications from the Lender that the cost to it or them of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

(d)                                If a Market Disruption Event shall occur, the Lender shall promptly notify the Borrower thereof.

11.2                         Alternative basis of interest or funding

(a)                                If a Market Disruption Event occurs and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of the Lender and the Borrower, be binding on all Parties.

(c)                                 For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

11.3                         Break Costs

(a)                                Unless otherwise provided in this Agreement, the Borrower shall, within three Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                The Lender shall, as soon as reasonably practicable after a demand by the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12                                   FEES

12.1                         Front-end fee

The Borrower shall pay to the Lender a non-refundable fee in the amount of HK$4,000,000 on or before the date falling three (3) Business Days after the date of this Agreement.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13                                   TAX GROSS UP AND INDEMNITIES

13.1                         Tax definitions

(a)                                In this Clause 13:

“FATCA Payment” means either:

(i)                                     the increase in a payment made by an Obligor to the Lender under Clause 13.8 (FATCA Deduction and gross-up by Obligor) or paragraph (b) of Clause 13.9 (FATCA Deduction by Lender); or

(ii)                                      a payment under paragraph (d) of Clause 13.9 (FATCA Deduction by Lender).

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to the Lender under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b)                                Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2                         Tax gross-up

(a)                                All payments to be made by an Obligor to the Lender under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that the Lender receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)                                The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.  Similarly, the Lender shall notify the Borrower and the relevant Obligor on becoming so aware in respect of a payment payable to the Lender.

(c)                                 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)                                Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3                         Tax indemnity

(a)                                Without prejudice to Clause 13.2 (Tax gross-up), if the Lender is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by the Lender whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall, within three Business Days of demand of the Lender, promptly indemnify the Lender against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 13.3 shall not apply to:

(i)                                     any Tax imposed on and calculated by reference to the net income actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Lender but not actually receivable) by the jurisdiction in which the Lender is incorporated; or

(ii)                                  any Tax imposed on and calculated by reference to the net income of the Facility Office of the Lender actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Lender but not actually receivable) by the jurisdiction in which its Facility Office is located.

(b)                                If the Lender makes or intends to make a claim under paragraph (a) above, it shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

13.4                         Tax credit

If an Obligor makes a Tax Payment and the Lender determines that:

(a)                                a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)                                the Lender has obtained and utilised that Tax Credit,

the Lender shall pay an amount to the Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5                         FATCA Information

(a)                                Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                                   a FATCA Exempt Party; or

(B)                                   not a FATCA Exempt Party;

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                               supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or exchange of information regime.

(b)                                If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                 Paragraph (a) above shall not oblige the Lender to do anything, and paragraph (a)(iii) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if it is not an FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                                 If the Borrower is or has become a US Tax Obligor, or where the Lender reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, then the Lender shall provide to the Borrower:

(i)                                     a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(ii)                                  any withholding statement and other documentation, authorisations and waivers as the Lender may require to certify or establish the status of the

Lender under FATCA or that other law or regulation.

(f)                                  The Lender shall not be liable for any action taken by it under or in connection with paragraph (e) above.

(g)                                 If any withholding certificate, withholding statement, document, authorisation and waiver provided to the Borrower pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, the Lender must promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation and waiver or promptly notify the Borrower in writing of its legal inability to do so.   The Lender shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) and (g).

13.6                         Stamp taxes

The Borrower shall:

(a)                                pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)                                within three Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to any stamp duty, registration or other similar Taxes payable in respect of any Finance Document.

13.7                         Indirect tax

(a)                                All amounts set out or expressed in a Finance Document to be payable by any Party to the Lender shall be deemed to be exclusive of any Indirect Tax.  If any Indirect Tax is chargeable on any supply made by the Lender to any Party in connection with a Finance Document, that Party shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)                                Where a Finance Document requires any Party to reimburse the Lender for any costs or expenses, that Party shall also at the same time pay and indemnify the Lender against all Indirect Tax incurred by the Lender in respect of the costs or expenses to the extent the Lender reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

13.8                         FATCA Deduction and gross-up by Obligor

(a)                                If an Obligor is required to make a FATCA Deduction, that Obligor must make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)                                If a FATCA Deduction is required to be made by an Obligor, the amount of the payment due from that Obligor must be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)                                 The Borrower must promptly upon becoming aware that an Obligor must make a FATCA Deduction (or that there is any change in the rate of the basis of a FATCA Deduction) notify the Lender accordingly.  Similarly, the Lender must also notify the Borrower and that Obligor upon the Lender becoming so sware in respect of a payment payable to it.

(d)                                Within 30 days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction or payment must deliver to the Lender evidence reasonably satisfactory to the Lender that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

13.9                         FATCA Deduction by the Lender

(a)                                The Lender may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Lender shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.  The Lender must, when it becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction), notify that Party.

(b)                                If the Lender is required to make a FATCA Deduction which relates to a payment by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after the Lender has made such FATCA Deduction), leaves the Lender with an amount if no FATCA Deduction had been required.

(c)                                 The Lender must promptly upon becoming aware that it must make a FATCA Deduction which relates to a payment by an Obligor (or that there is any change in the rate of the basis of such a FATCA Deduction) notify the Borrower and the relevant Obligor.

(d)                                The Borrower must (within three Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered by the Lender as a result of it making a FATCA Deduction in respect of a payment due to it under a Finance Document.  This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under paragraph (b) above.

(e)                                 If the Lender makes, or intends to make, a claim under payable (d) above, the Lender must promptly notify the Borrower of the FATCA Deduction which will give, or has given, rise to the claim.

13.10                  Tax Credit and FATCA

If an Obligor makes a FATCA Payment and the Lender determines that:

(a)                              a Tax Credit is attributable to an increased payment of which that FATCA Payment forms part, to that FATCA Payment or to a FATCA Deduction in consequence of which that FATCA Payment was required; and

(b)                              the Lender has obtained, utilised and retained that Tax Credit,

the Lender must pay an amount to the Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the FATCA Payment not been required to be made by the Obligor.

14                                   INCREASED COSTS

14.1                         Increased costs

(a)                                Subject to Clause 14.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)                                  compliance with any law or regulation,

made after the date of this Agreement. The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax and capital requirements, leverage ratio, liquidity standards or other standards, rules or requirements under or following Basel III as published by the Basel Committee on Banking Supervision (as amended, supplement restated)).

(b)                                In this Agreement “Increased Costs” means:

(i)                                     a reduction in the rate of return from the Facility or on the Lender’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Lender);

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by the Lender of any of its obligations under any Finance Document or any participation of the Lender in any Loan or Unpaid Sum.

(c)                                 In this Agreement “Basel III” means:

(i)                                     the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)                                  the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)                               any further guidance or standards published by the Basel Committee on Banking Supervision relating to or known as “Basel III”.

14.2                         Increased cost claims

If the Lender intends to make a claim pursuant to Clause 14.1 (Increased costs), it shall notify the Borrower of the event giving rise to the claim.

14.3                         Exceptions

(a)                                Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                  attributable to a FATCA Deduction required to be made by an Obligor or the Lender;

(iii)                               compensated for by paragraph (d) of Clause 13.9 (FATCA Deduction by the Lender);

(iv)                              compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (a) of Clause 13.3 (Tax indemnity) applied);

(v)                                 attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

(b)                                In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Tax definitions).

15                                   MITIGATION BY THE LENDER

15.1                         Mitigation

(a)                                The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross up and indemnities) or Clause 14 (Increased costs), including:

(i)                                     providing such information as the Borrower may reasonably request in order to permit the Borrower to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)                                  in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2                         Limitation of liability

(a)                                The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)                                The Lender is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

15.3                         Conduct of business by the Lender

No provision of this Agreement will:

(a)                                interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                 oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

16                                   OTHER INDEMNITIES

16.1                         Currency indemnity

(a)                                If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

(iii)                               that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Lender to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

(c)                                 Payment of an amount in a currency other than the due currency does not discharge the amount except to the extent of the amount of the due currency actually obtained when the recipient converts the amount received into the due currency.

16.2                         Other indemnities

The Borrower shall, within three Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a)                                the occurrence of any Event of Default;

(b)                                the information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect (including by omission);

(c)                                 any enquiry, investigation, subpoena, summons (or similar order), litigation, arbitration or administrative proceedings before any court, arbitral body or agency with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)                                a failure by any Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency;

(e)                                 funding, or making arrangements to fund a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone) including where conditions to funding have not been fulfilled either by the time required under this Agreement or by any later time specified by the Lender;

(f)                                  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower;

(g)                                 the taking, holding, protection or enforcement of the Transaction Security; or

(h)                                the exercise of any of the rights, powers, discretions and remedies vested in the Lender and each Receiver and Delegate by the Finance Documents or by law.

16.3                         Indemnity to the Lender

The Borrower shall promptly indemnify the Lender against any cost, loss or liability incurred by the Lender (acting reasonably) as a result of:

(a)                                investigating any event which it reasonably believes is a Default;

(b)                                acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)                                 instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement and the other Finance Documents.

17                                   COSTS AND EXPENSES

17.1                         Transaction expenses

The Borrower shall, within three Business Days of demand, pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender, any Receiver or Delegate in connection with the negotiation, preparation, registration, perfection,  printing and execution of:

(a)                                this Agreement, each Security Document and any other documents referred to in this Agreement; and

(b)                                any other Finance Documents.

17.2                         Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender, any Receiver or Delegate in responding to, evaluating, negotiating or complying with that request or requirement.

17.3                         Enforcement and preservation costs

The Borrower shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Lender as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7
GUARANTEE

18                                   GUARANTEE AND INDEMNITY

18.1                         Guarantee and indemnity

Each Corporate Guarantor irrevocably and unconditionally:

(a)                                guarantees to the Lender punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)                                undertakes with the Lender that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document (or anything which would have been due if the Finance Document or the amount was enforceable, valid and not illegal), the Corporate Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                 agrees with the Lender that, if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability which the Lender incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Corporate Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2                         Continuing guarantee

This guarantee, undertaking and indemnity is a continuing guarantee, undertaking and indemnity and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3                         Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Corporate Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4                         Waiver of defences

The obligations of each Corporate Guarantor under this Clause 18 will not be affected by any act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or the Lender) including:

(a)                                any time, waiver or other concession or consent granted to, or composition with, any Obligor or other person;

(b)                                the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)                                any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                 any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or Security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                  any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or Security;

(g)                                 any set off, combination of accounts or counterclaim;

(h)                                any insolvency or similar proceedings;

(i)                                    this Agreement or any other Finance Document not being executed by or binding against the Borrower or any other party; or

(j)                                   any assignment or other dealing with this guarantee, undertaking and indemnity or any Finance Document.

References in Clause 18.1 (Guarantee and indemnity) to obligations of an Obligor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

18.5                         Guarantor Intent

Without prejudice to the generality of Clause 18.4 (Waiver of Defences), each Corporate Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any Finance Documents for the purposes of or in connection with any of the following: business, acquisitions of any nature, increasing working capital, enabling investor distributions to be made, carrying out restructurings, refinancing existing facilities, refinancing any other indebtedness, making facilities available to new borrowers, any other variation or extension of purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6                         Immediate recourse

Each Corporate Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from such Corporate Guarantor under this Clause 18.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7                         Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

(a)                                refrain from applying or enforcing any other moneys, Security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Corporate Guarantor shall be entitled to the benefit of the same; and

(b)                                hold in an interest-bearing suspense account any moneys received from any Corporate Guarantor or on account of any Corporate Guarantor’s liability under this Clause 18 for as long as it sees fit and need not apply moneys towards satisfying any amount due to it under or in connection with the Finance Documents.

18.8                         Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, no Corporate Guarantor shall:

(a)                                exercise any rights or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(i)                                     to be indemnified by the Borrower, or any provider of Security for the Borrower’s obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18;

(ii)                                  to claim any contribution from any other guarantor of or provider of Security for any Obligor’s obligations under the Finance Documents; or

(iii)                               to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or Security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(iv)                              to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the

Corporate Guarantor has given a guarantee, undertaking or indemnity under Clause 18 (Guarantee and indemnity);

(v)                                 to exercise any right of set-off against any Obligor; and/or

(vi)                              to claim or prove as a creditor of any Obligor in competition with the Lender;

(b)                                exercise a right of proof or claim in any form of administration of any Obligor or guarantor of or any provider of Security for any Obligor’s obligations under the Finance Documents (including in any liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Borrower or the other Obligors; or

(c)                                 reduce its liability under this guarantee, undertaking or indemnity by claiming that it or the Borrower or any other person has a right of set-off or counterclaim or any other right against the Lender.

If any Corporate Guarantor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Lender by the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Lender, and shall promptly pay or transfer the same to the Lender or as the Lender may direct for application in accordance with Clause 26 (Payment mechanics).

18.9                         No set-off against assignees

If the Lender assigns or otherwise deals with its rights under the Finance Documents, no Corporate Guarantor shall claim against any assignee (or any other person who has an interest in this guarantee, undertaking and indemnity) any right of set-off or counterclaim or any other right any Corporate Guarantor has against the Lender.

18.10                  Additional security

This guarantee, undertaking and indemnity is in addition to and is not in any way prejudiced by any other guarantee, undertaking and indemnity or Security now or subsequently held by the Lender.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19                                   REPRESENTATIONS

Each Obligor which is a party to this Agreement makes the representations and warranties set out in this Clause 19 to the Lender on the date of this Agreement and, in the case of the Repeating Representations on the other dates set out in Clause 19.27 (Repetition).

19.1                         Status

(a)                                It is a limited liability corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)                                Each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(c)                                 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

(d)                                It is not a FATCA FFI or a US Tax Obligor.

19.2                         Binding obligations

Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 5 (Conditions of Utilisation):

(a)                                  the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations; and

(b)                                  (without limiting the generality of paragraph (a) above), each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

19.3                         Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)                                any law or regulation applicable to it;

(b)                                its and each of its Subsidiaries’ constitutional documents; or

(c)                                 any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets,

nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets.

19.4                         Power and authority

(a)                                  It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)                                No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

19.5                         Validity and admissibility in evidence

(a)                                All Authorisations required or desirable:

(i)                                     to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party;

(ii)                                  to ensure the Finance Documents to which it is a party are legal, valid, binding and enforceable, and admissible in evidence in its Relevant Jurisdiction;

(iii)                               for it and its Subsidiaries to carry on their business, and which are material; and

(iv)                              to enable it to create the Security to be created by it pursuant to any Security Document and to ensure that such Security has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect.

(b)                                All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect.

19.6                         Governing law and enforcement

(a)                                The choice of Hong Kong, PRC or New York law (as the case may be) as the governing law of the Finance Documents to which it is a party will be recognised and enforced in its Relevant Jurisdiction.

(b)                                Any judgment obtained in Hong Kong, the PRC or New York (as the case may be) in relation to a Finance Document will be recognised and enforced in its Relevant Jurisdiction.

19.7                         Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.8                         No filing or stamp taxes

It is not necessary under the laws of its Relevant Jurisdictions that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar tax or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9                         No default

(a)                                No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation, or entry into or performance of the transaction contemplated by the Finance Documents.

(b)                                No other event or circumstance is outstanding which constitutes a default under any law or regulation, agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

19.10                  No misleading information

(a)                                Any factual information provided by or on behalf of any Obligor or any member of the Group in connection with the Facility or otherwise provided in connection with the Finance Documents or the transactions they contemplate (excluding financial projections) was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                                Any financial projections provided by or on behalf of any Obligor or any other member of the Group has been prepared by appropriately qualified persons on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                                 In relation to any information provided in connection with the Finance Documents or the transactions they contemplate, nothing has occurred or been omitted, and no information has been given or withheld that results in the information provided being untrue or misleading in any material respect.

(d)                                All information supplied by any member of the Group was true, complete and accurate in all material respects as at the date it was given and was not misleading in any respect.

19.11                  Financial statements

(a)                                Its financial statements or management accounts most recently supplied to the Lender and the Original Financial Statements were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)                                Its financial statements or management accounts most recently supplied to the Lender and the Original Financial Statements give a true and fair view of its financial condition and operations (consolidated in the case of the Borrower) during the relevant financial year save to the extent expressly disclosed in such financial statements.

(c)                                 There has been no material adverse change in the assets, business or financial condition of each Obligor (or the assets, business or consolidated financial condition of the Group) since the date to which its Original Financial Statements were prepared.

19.12                  Pari passu ranking

(a)                                  Subject to the requirements specified at the end of Clause 21.1 (Authorisations), each Security Document creates (or, once entered into, will create) in favour of the Lender the Security which it is expressed to create with first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

(b)                                Without limiting paragraph (a) above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.13                  No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or Governmental Agency affecting it or any of its Subsidiaries or their assets which, if adversely determined, might reasonably be expected to have a Material Adverse Effect (either alone or together with other decisions) have been started or threatened against it or any of its Subsidiaries.

19.14                  Authorised signatures

Each person specified as its authorised signatory under Schedule 1 (Conditions precedent) or Clause 20.1(f) (Information: miscellaneous) is authorised to sign all Utilisation Requests (in the case of the Borrower only) and other notices and other documents on its behalf under or in connection with the Finance Documents.

19.15                  Benefit

It benefits by entering into the Finance Documents to which it is a party.

19.16                  No immunity

Neither it nor any of its Subsidiaries or their assets has immunity from the jurisdiction of a court or from legal process.

19.17                  Environmental laws

(a)                                      Each Obligor is in compliance with Clause 21.7 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)                                      No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

19.18                  Anti-corruption law and anti-bribery law

Each member of the Group has conducted its businesses in compliance with applicable anti-corruption and anti-bribery laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

19.19                  Anti-money laundering

(a)                                  The operations of each Obligor, its Subsidiaries and their Affiliates are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over such Obligor Company or any of its other Subsidiaries (collectively the “Money Laundering Laws”).

(b)                                  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Obligor, any of its Subsidiaries, any of their Affiliates or any of their respective directors, officers, agents or employees, in each case, with respect to the Money Laundering Laws is pending or threatened.

19.20                  No breach of laws

(a)                                      It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)                                      No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

19.21                  Security and Financial Indebtedness

(a)                                      No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group or any Obligor other than the Permitted Security.

(b)                                      No member of the Group and no Obligor has any Financial Indebtedness outstanding other than:

(i)                                      any Financial Indebtedness incurred or subsisting under a Finance Document or pursuant to the Haitong Facility provided that the principal amount due under the Haitong Facility shall not at any time exceed US$40,000,000; or

(ii)                                   any Financial Indebtedness incurred for the ordinary course of its day-to-day business.

19.22                  Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of the assets necessary to carry on its business as presently conducted.

19.23                  Solvency

It is able to meet its obligations and pay its debts as they fall due, and it has not admitted any inability to pay its debts as they fall due and has not suspended making payments on any of its debts.

19.24                  Acquisition Agreement

(a)                           The Acquisition Agreement and all ancillary documents thereto contain all the terms of the Acquisition.

(b)                           None of the Acquisition Agreement or the terms therein have been amended, varied or modified, and the Borrower has not waived any of its rights under or pursuant to the Acquisition Agreement.

(c)                            The Borrower has not assigned, transferred or otherwise disposed of any of its rights or obligations under the Acquisition Agreement except pursuant to the Finance Documents or Security granted in connection with the Haitong Facility.

19.25                  Sanctions

(a)                                  None of the Obligors, any of its Subsidiaries or joint ventures, any director or officer, employees or any agent, or affiliate, of any Obligor, any of its Subsidiaries or joint ventures is an individual or entity (the “Person”) that is, or is owned or controlled by Persons that are:

(i)                                      the target or subject of any sanctions administered or enforced by the United States government (including the US Department of the Treasury’s Office of Foreign Assets Control and the US Department of State), the United Nations (including the United Nations Security Council), the European Union, the United Kingdom (including Her Majesty’s Treasury), Hong Kong (including the Hong Kong Monetary Authority) or Australia (including the Department of Foreign Affairs and Trade) (collectively “Sanctions” and such governments, governmental institutions and agencies, together the “Sanctions Authorities”); or

(ii)                                   located in, organised under the laws of or resident in a country or territory that is, or whose government is, the target or subject of Sanctions, including, without limitation, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria.

(b)                                  None of the Company, any of its Subsidiaries or joint ventures, any director or officer, employees or any agent, or affiliate, of the Company or any of its Subsidiaries or joint ventures has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanction Authority.

19.26                  Ownership of ADRs

The Art Grace ADR Pledge, the Art Kind ADR Pledge, the Joy Spread ADR Pledge and the Mutual Step ADR Pledge in aggregate represent not less than 11.3% of all issued common shares of ATAI as at the date of this Agreement.

19.27                  Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

19.28                  Reliance

Each Obligor acknowledges that the Lender has entered into the Finance Documents in reliance on the representations and warranties in this Clause 19.

20                                   INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                         Information: miscellaneous

The Borrower shall supply to the Lender:

(a)                                all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                                promptly, any announcement, notice or other document relating specifically to the Borrower posted onto any electronic website maintained by any stock exchange on which shares in or other securities of the Borrower are listed or any electronic website required by any such stock exchange be maintained by or on behalf of the Borrower;

(c)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect (either alone or together with other such adverse determinations);

(d)                                promptly, such information as the Lender may reasonably require about the Secured Property and compliance of the Obligors with the terms of any Security Documents;

(e)                                 promptly, such further information regarding the financial condition, business and operations of any member of the Group as the Lender may reasonably request; and

(f)                                  promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor (whose specimen signature has previously been provided to the Lender) accompanied by specimen signatures of any new authorised signatories.

20.2                         Notification of default

(a)                                Each Obligor shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by its director on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.3                         “Know your customer” checks

Each Obligor shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or on behalf of any prospective new Lender)) in order for the Lender or any prospective new Lender to conduct any and be satisfied it has complied with all necessary “know your customer” or other similar procedures under applicable laws and regulations.

20.4                         Access to books and records

Upon the request of the Lender, the Borrower shall provide the Lender and any of its representatives, professional advisers and contractors with access to and permit inspection by them of the assets, premises, books and records of any member of the Group in each case at reasonable times and upon reasonable notice.

21                                   GENERAL UNDERTAKINGS

The undertakings in this Clause 21 are made by each Obligor party to this Agreement and shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1                         Authorisations

Each Obligor shall promptly:

(a)                                  obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                supply certified copies to the Lender of,

any Authorisation required or desirable under any law or regulation of a Relevant Jurisdiction to enable it to perform its obligations under the Finance Documents, to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document and to carry on its business.

21.2                         Compliance with laws

Each Obligor shall comply in all respects with all laws and regulations (including laws and regulations relating to the Environment) to which it or its assets may be subject, if failure so to comply has, or is likely to have a Material Adverse Effect.

21.3                         Pari passu ranking

Each Obligor shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.4                         Negative pledge

In this Clause 21.4, “Quasi Security” means an arrangement or transaction described in paragraph (b) below.

(a)                                No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets, including but not limited to ATA Learning’s interest in 51% of the issued share capital in ATA Online.

(b)                                No Obligor shall (and the Borrower shall ensure that no other member of the Group will):

(i)                                     sell, transfer or otherwise dispose of any of its assets including but not limited to ATA Learning’s interest in 51% of the issued share capital in ATA Online, on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into or permit to subsist any title retention arrangement;

(iv)                              enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)                                 enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising or securing Financial Indebtedness or of financing the acquisition of an asset.

(c)                                 Paragraphs (a) and (b) above do not apply to the Permitted Security.

21.5                         Disposals

(a)                                No Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, license, transfer or otherwise dispose of any asset or any interest in any asset except pursuant to the Finance Documents or pursuant to the Haitong Facility.

(b)                                Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)                                      made in the ordinary course of trading of the disposing entity; or

(ii)                                   of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose.

21.6                         Merger

No Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction other than (in relation to the Borrower) the Acquisition.

21.7                         Environmental Compliance

Each Obligor shall (and the Borrower shall ensure that each member of the Group will) comply in all material respects with all Environmental Law, obtain and maintain any Environmental Permits, implement procedures to monitor compliance with and to prevent liability thereunder and take all reasonable steps in anticipation of known or expected future changes to or obligations under Environmental Law or any Environmental Permits.

21.8                         Environmental Claims

Each Obligor shall inform the Lender in writing as soon as reasonably practicable upon becoming aware of:

(a)                                any Environmental Claim which has been commenced, is pending or (to the best of such Obligor’s knowledge and belief) is threatened against any member of the Group, or

(b)                                any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against any member of the Group, in each case where such Environment Claim might reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.

21.9                         Subordination

The Borrower ensure that any loan granted or to be granted by another member of the Group or a shareholder of the Borrower to the Borrower is subordinated to the Borrower’s obligations owed to the Lender and to the respective rights and claims of the Lender, in each case under or in connection with the Finance Documents, on terms satisfactory to the Lender.

21.10                  Insurance

(a)                                Each Obligor shall (and the Borrower shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)                                All insurances must be with reputable independent insurance companies or underwriters.

21.11                  Incurring Financial Indebtedness

No Obligor shall (and the Borrower shall ensure that no member of the Group will) incur or permit to subsist any Financial Indebtedness other than:

(a)                                  any Financial Indebtedness incurred or subsisting under a Finance Document or pursuant to the Haitong Facility provided that the principal amount due under the Haitong Facility shall not at any time exceed US$40,000,000; or

(b)                                  any Financial Indebtedness incurred for the ordinary course of its day-to-day business.

21.12                  Financial Assistance

Each Obligor shall (and the Borrower shall procure each other member of the Group will) comply in all respects with section 275 of the Hong Kong Companies Ordinance (Cap. 622 of the Laws of Hong Kong) and any equivalent legislation in other jurisdictions including in relation to the execution of any Finance Document and payment of amounts due under this Agreement.

21.13                  Anti-corruption law and anti-bribery law

(a)                                Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):

(i)                                   conduct its businesses in compliance with all applicable anti-corruption laws and anti-bribery laws; and

(ii)                                maintain policies and procedures designed to promote and achieve compliance with such laws.

(b)                                No Obligor shall, and the Borrower shall ensure that none of its Subsidiaries and its employees will:

(i)                                   engage in offering, giving, receiving, or soliciting, directly or indirectly, anything of value to influence improperly the actions of another person including the Lender and its employees; and

(ii)                                directly or indirectly, use the proceeds of the Facility for any purpose which would breach the laws of anti-corruption or anti-bribery or other similar legislation in any jurisdictions.

(c)                                 Each Obligor shall, and the Borrower shall ensure and procure that each member of the Group will, conduct their businesses in compliance with applicable anti-corruption laws and anti-bribery laws and maintain policies and procedures designed to prevent bribery and corruption by its employees.

21.14                  Application of FATCA

The Borrower must procure that no Obligor shall become a FATCA FFI or a US Tax Obligor.

21.15                  Dividends Distribution

(a)                                  Able Knight shall, by no later than 5 p.m. (Hong Kong time) on the day on which any dividends, cash distributions of any kind and any other sum in respect of, or arising from or in connection with, the common shares in ATAI owned by it are received, deposit or transfer the same to the Dividends Account (Able Knight).

(b)                                  Each of the Corporate Guarantors (other than Able Knight) shall procure the Custodian to, by no later than 5 p.m. (Hong Kong time) on the day on which any and all dividends, cash distributions of any kind and any other sum received in respect of, or arising from or in connection with, the ADRs (or any other shares or securities) owned by it are deposited in the Custodian Account maintained with the Custodian by it, transfer the entire balance standing to the credit of such Custodian Account into the Borrower Account, provided that such dividends and cash distributions are deposited in the Custodian Account no later than 2 p.m. (Hong Kong time) on the same day. In the event such dividends and cash distributions are deposited in the Custodian Account after 2 p.m., each of the Corporate Guarantors (other than Able Knight) shall procure the Custodian to transfer the entire balance standing to the credit of such Custodian Account into the Borrower Account no later than 5 p.m. (Hong Kong time) on the next Business Day

21.16                  Condition Subsequent

(a)                                  The Borrower shall ensure that all Security Perfection Requirements will be completed by the timeline stipulated in the relevant Finance Document.

(b)                                  The Lender shall have received the confirmation in relation to the Personal Guarantee duly signed by the spouse of the Personal Guarantor within one (1) Month from the first Utilisation Date.

22                                   EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 22 (other than 22.14 (Acceleration)) is an Event of Default.

22.1                         Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable.

22.2                         Other obligations

(a)                                An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1  (Non-payment).

(b)                                No Event of Default under paragraph (a) above in relation to Clause 21.1 (Authorisations), 21.2 (Compliance with laws), 21.7 (Environmental compliance), or 21.8 (Environmental claims), or 21.10 (Insurance) will occur if the failure to comply is capable of remedy and is remedied within three (3) Business Days of the earlier of (A) the Lender giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

(c)                                 Any condition attached to any waiver or consent given under this Agreement is not fulfilled.

22.3                         Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.4                         Cross default

(a)                                Any Financial Indebtedness of any member of the Group or any Obligor is not paid when due nor within any originally applicable grace period.

(b)                                Any Financial Indebtedness of any member of the Group or any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                 Any commitment for any Financial Indebtedness of any member of the Group or any Obligor is cancelled or suspended by a creditor of any member of the Group or any Obligor as a result of an event of default (however described).

(d)                                Any creditor of any member of the Group or any Obligor becomes entitled to declare any Financial Indebtedness of such member of the Group or such Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

except where the aggregate of all such Financial Indebtedness is less than US$1,000,000.

22.5                         Insolvency

(a)                                Any Obligor or a member of the Group is or is presumed or deemed under applicable law to be unable to pay or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                The value of the assets of any Obligor or a member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                                 A moratorium is declared in respect of any indebtedness of any Obligor or a member of the Group.

22.6                         Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)                                a composition, compromise, assignment or arrangement with any creditor of any member of the Group or any Obligor, or an assignment for the benefit of creditors generally of any member of the Group or any Obligor or a class of such creditors;

(c)                                 the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any member of the Group or any Obligor or any of its assets; or

(d)                                enforcement of any Security over any assets of any member of the Group or an Obligor, or any analogous procedure or step is taken in any jurisdiction.

22.7                         Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous procedure in any jurisdiction affects any asset or assets of a member of the Group or any Obligor.

22.8                         Unlawfulness

(a)                                It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)                                Any Finance Document ceases to be in full force and effect or any obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable or is alleged by a party to a Finance Document (other than the Lender) to be ineffective.

(c)                                 Any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Lender) to be ineffective.

22.9                         Repudiation

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document.

22.10                  Cessation of business

A Corporate Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business or of the business of the Group taken as a whole.

22.11                  Material adverse change

Any event or circumstance occurs which, in the opinion of the Lender, has or is likely to have a Material Adverse Effect.

22.12                  Suspension or Cessation of Listing

The trading of the ADRs issued by ATAI on the NASDAQ is suspended for more than ten (10) consecutive trading days or the listing status of ATAI on the NASDAQ is terminated or otherwise ceases.

22.13                  Default under other Finance Document

An event occurs which is called an “event of default” under any Finance Document other than this Agreement.

22.14                  Non-Distribution

ATAI fails to make dividend payments or other similar forms of distribution to its shareholders (including holder of the ADRs issued by ATAI) in accordance with the ATAI Resolutions or any announcement of ATAI in relation to such dividend payments.

22.15                  Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Lender may by notice to the Borrower:

(a)                            without prejudice to the participation of the Lender in any Loans then outstanding:

(i)                                     cancel the Commitment (and reduce it to zero), whereupon it shall immediately be cancelled (and reduced to zero); or

(ii)                                  cancel any part of the Commitment (and reduce the Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the Commitment shall be immediately reduced accordingly); and/or

(b)                                declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                 declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender; and/or

(d)                                exercise any or all of its rights, remedies, powers or discretions under the Security Documents.

SECTION 9
CHANGES TO PARTIES

23                                   CHANGES TO THE LENDER

23.1                         Assignments and transfers by the Lender

Subject to this Clause 23, the Lender (the “Existing Lender”) may:

(a)                                assign any of its rights; or

(b)                                transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (the “New Lender”).

23.2                         Conditions of assignment or transfer

The consent of the Borrower is not required for any assignment or transfer by the Existing Lender of any of its rights and obligations under the Finance Documents.

23.3                         Limitation of responsibility of Existing Lender

(a)                                Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to the New Lender for:

(i)                                      the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                   the financial condition of any Obligor;

(iii)                                the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                               the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document.

(c)                                   The New Lender confirms to the Existing Lender that it:

(i)                                      has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                   will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(d)                                  Nothing in any Finance Document obliges the Existing Lender to:

(i)                                      accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)                                   support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.4                         Security over Lender’s rights

In addition to the other rights provided to the Lender under this Clause 23, the Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation:

(a)                                any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                in the case of the Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(c)                                 release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(d)                                require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Lender under the Finance Documents.

24                                   CHANGES TO THE OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents or allow any interest in them to arise or be varied, except with the prior written consent of the Lender.

25                                   DISCLOSURE OF INFORMATION

25.1                         Disclosure of Confidential Information

The Lender may disclose:

(a)                                to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one of more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)                               appointed by the Lender or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf);

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation, or in connection with the registration of Security;

(vi)                              to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)                           to whom or for whose benefit that the Lender charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.4 (Security over Lender’s right);

(viii)                        who is a Party; or

(ix)                              with the consent of the Borrower.

in each case, such Confidential Information as the Lender shall consider appropriate if:

(A)                     in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                     in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the

Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                     in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances;

(c)                                 to any person appointed by the Lender or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the Lender;

(d)                                to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

25.2                         Entire agreement

This Clause 25 constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

SECTION 11
ADMINISTRATION

26                                   PAYMENT MECHANICS

26.1                         Payments to the Lender

(a)                                On each date on which an Obligor is required to make a payment under a Finance Document, that Obligor shall make the same available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Lender specifies.

(c)                                 Unless a contrary indication appears in a Finance Document, an Obligor satisfies a payment obligation only when the Lender receives the amount.

26.2                         Distributions by the Lender

(a)                                On each date on which the Lender is required to make a payment under a Finance Document, the Lender shall make the same available to the Borrower for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Borrower may notify the Lender in the relevant Utilisation Request.

26.3                         Distribution to an Obligor

The Lender may (with the consent of the Obligor or in accordance with Clause 27 (Set-off)) apply any amount received by it for that Obligor in or towards payment (in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4                         Partial payments

(a)                                If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Lender shall apply that payment towards the obligations of that Obligor under the Finance Documents in any order selected by the Lender.

(b)                                Paragraph (a) above will override any appropriation made by the Obligor.

26.5                         No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.6                         Business Days

(a)                                Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                During any extension of the due date for payment of any principal or Unpaid Sum under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.7                         Currency of account

(a)                                Subject to paragraphs (b) and (e) below, US Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)                                 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)                                Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                 Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

26.8                         Disruption to Payment Systems etc.

If either the Lender determines (in its discretion) that a Disruption Event has occurred or the Lender is notified by the Borrower that a Disruption Event has occurred:

(a)                                the Lender may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Lender may deem necessary in the circumstances;

(b)                                the Lender shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                 any such changes agreed upon by the Lender and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 32 (Amendments and waivers); and

(d)                                the Lender shall not be liable for any damages, costs or losses to any person, any diminution in value or liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Lender) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 26.8.

27                                   SET-OFF

The Lender may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28                                   NOTICES

28.1                         Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

28.2                         Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below or any substitute address, fax number or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

28.3                         Delivery

(a)                                Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)                                     if by way of fax, only when received in legible form; or

(ii)                                  if by way of letter, only when it has been left at the relevant address or five Business Days (or 10 Business Days if sent overseas) after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)                                Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender’s signature below (or any substitute department or officer as the Lender shall specify for this purpose).

(c)                                 Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to the Obligors.

(d)                                Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.4                         Electronic communication

(a)                                 Any communication to be made between the Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that the Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if the Parties:

(i)                                     notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)                                  notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                                Any electronic communication made between the Parties will be effective only when actually received in readable form and in the case of any electronic communication made by the Borrower to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose.

(c)                                 Any electronic communication or document which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.5                         English language

(a)                              All communications given under or in connection with any Finance Document must be in English.

(b)                                All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29                                   CALCULATIONS AND CERTIFICATES

29.1                         Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

29.2                         Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3                         Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Hong Kong interbank market differs, in accordance with that market practice.

30                                   PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31                                   REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of the Lender shall be effective unless it is in writing. No any single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

32                                   AMENDMENTS AND WAIVERS

32.1                         Required consents

Any term of the Finance Documents may be amended or waived only with the consent of the Lender and the Obligors which are Parties hereto and any such amendment or waiver will be binding on all Parties.

33                                   COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34                                   INDEMNITIES AND REIMBURSEMENT

All indemnities and reimbursement obligations in each Finance Document are continuing and will survive the termination of that Finance Document, the repayment of the Loans and the cancellation or expiry of the Commitment.

35                                   GENERAL

35.1                         Application to Finance Documents

If anything in this Section 11 and Clause 25 (Disclosure of Information) is inconsistent with a provision in another Finance Document, then the provision in the other Finance Document prevails to the extent of the inconsistency for the purposes of that Finance Document.

35.2                         Consents and waivers

Each Obligor shall comply with all conditions in any consent or waiver the Lender gives under or in connection with a Finance Document.

35.3                         Discretion in exercising rights

The Lender may exercise a right or remedy or give or refuse its consent under or in connection with a Finance Document in any way it considers appropriate (including by imposing conditions).

35.4                         Conflict of interest

The Lender may exercise its rights or remedies under or in connection with a Finance Document even if this involves a conflict of interests or the Lender has a personal interest in their exercise.

35.5                         Inconsistent law

To the extent permitted by law, each Finance Document prevails to the extent it is inconsistent with any law.

35.6                         Supervening law

Any present or future law which varies the obligations of an Obligor under or in connection with a Finance Document with the result that the Lender’s rights or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

35.7                         Further steps

Each Obligor shall promptly do anything the Lender asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

(a)                                to enable the Lender to exercise its rights under or in connection with any Finance Document;

(b)                                to bind the Obligor and any other person intended to be bound under any Finance Document;

(c)                                 to enable the Lender to register any power of attorney in any Finance Document or any similar power; or

(d)                                to show whether the Obligor is complying with the Finance Documents.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

36                                   GOVERNING LAW

This Agreement is governed by Hong Kong law.

37                                   ENFORCEMENT

37.1                         Jurisdiction of Hong Kong courts

(a)                              The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                              The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                               This Clause 37.1 is for the benefit of the Lender only.  As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

37.2                         Service of process

(a)                              Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Hong Kong):

(i)                                     irrevocably appoints Sharpview Consultants Ltd. of 1209, Wing Tuck Comm. Centre, 177 Wing Lok Street, Sheungwan, H.K. as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document; and

(ii)                                  agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)                              If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of the Obligors) must immediately (and in any event within five (5) days of such event taking place) appoint another agent on terms acceptable to the Lender.  Failing this, the Lender may appoint another agent for this purpose.

37.3                         Waiver of immunities

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)                              suit;

(b)                              jurisdiction of any court;

(c)                               relief by way of injunction or order for specific performance or recovery of property;

(d)                              attachment of its assets (whether before or after judgment); and

(e)                               execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
Conditions Precedent

1.                                       Obligors

(a)                              A copy of the constitutional documents (and relevant registers) of each Corporate Obligor.

(b)                              A copy of the certificate of good standing of each Corporate Guarantor and the Borrower dated within a month of the date of this Agreement.

(c)                               A copy of the certificate of incumbency of each Corporate Guarantor and the Borrower dated within a month of the date of this Agreement.

(d)                              A copy of a resolution of the board of directors of each Corporate Obligor (in respect of Zhongxiao, a written decision of its executive director):

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(e)                               A specimen of the signature of each person authorised by the resolution referred to in paragraph (d) above.

(f)                                A copy of a resolution of all the holders of the issued shares in a Corporate Obligor (except for Zhongxiao), approving the terms of, and the transactions contemplated by, the Finance Documents to which that Obligor is a party.

(g)                               A certificate from each Corporate Obligor (signed by a director) confirming that borrowing, securing or guaranteeing , as appropriate, the Commitment would not cause any borrowing, securing, guaranteeing or similar limit binding on it to be exceeded.

(h)                              A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(i)                                  A certified true copy of the personal identification documents of the Personal Guarantor.

2.                                       Legal opinions

(a)                                A legal opinion in relation to Hong Kong law from King & Wood Mallesons addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

(b)                                A legal opinion in relation to PRC law from King & Wood Mallesons addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

(c)                                 A legal opinion in relation to New York law from King & Wood Mallesons addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

(d)                                A legal opinion in relation to British Virgin Islands law from Ogier addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

3.                                       Other documents and evidence

(a)                                Execution and delivery of this Agreement and each other Finance Document and such duly executed documents as the Lender may require in connection with the completion, perfection and registration of the Transaction Security created or intended to be created pursuant to the Security Documents, where such documents are required to be delivered by the date falling on or before the first Utilisation Date.

(b)                                Evidence that any process agent referred to in Clause 37.2 (Service of process), has accepted its appointment.

(c)                                 A warning notice signed by the Personal Guarantor substantially in the form and substance satisfactory to the Lender.

(d)                                A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(e)                                 The Original Financial Statements.

(f)                                  Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(g)                                 A copy of the Acquisition Agreement.

(h)                                Evidence that the Borrower has deposited not less than US$50,000,000 into the Borrower Account.

(i)                                    Evidence that the Borrower has sufficient funds to complete the Acquisition, taking into account of any proposed Loan to be made prior to the Acquisition Completion Date.

(j)                                   A copy of the ATAI Resolutions.

(k)                                A certificate from each of ATAI and ATA BVI signed by a director of ATAI or, as the case may be, ATA BVI, confirming that none of the circumstances set out in Clauses 22.4 (Cross default) to 22.7 (Creditors process) (such Clauses to be interpreted as if references to any member of the Group or any Obligor shall mean ATAI or, as the case may be, ATA BVI) has occurred in respect of ATAI or, as the case may be, ATA BVI.

(l)                                    Irrevocable remittance instructions duly executed by the Corporate Guarantors (other than Able Knight) and the Custodian such that the Custodian is irrevocably authorised to transfer the entire balance standing to the credit of each Custodian Account to the Lender for the purposes of repayment of the Loans.

(m)                            [intentionally left blank]

(n)                                Evidence that dividends payable by ATAI to Able Knight will be paid directly into the Dividends Account (Able Knight).

(o)                                A certificate from the Borrower (signed by a director) confirming that:

(i)                                           since the date of this Agreement, the Acquisition Agreement has not been amended, varied, waived or terminated;

(ii)                                        all conditions precedent under the Acquisition Agreement (other than the payment of the purchase price) has been or will be satisfied or waived by the Acquisition Completion Date; and

(iii)                                     there has been no breach of any warranty by the Borrower under the Acquisition Agreement.

(p)                                A copy of the duly executed Haitong Facility Agreement.

(q)                                A copy of the duly executed debenture dated on or about the date of this Agreement between the Borrower as chargor and Haitong International Investment Solutions Limited as chargee in connection with the Haitong Facility Agreement.

Schedule 2
Form of Utilisation Request

From:                New Beauty Holdings Limited

To:                              Bank of Shanghai (Hong Kong) Limited

Dated:

Dear Sirs

New Beauty Holdings Limited 新美控股有限公司— US$32,000,000 Facility Agreement

dated [*] (the “Facility Agreement”)

1.                            We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.                            We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Amount:	[ ] or, if less, the Available Commitment

3.                            We confirm that each condition specified in Clause 5.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                            The proceeds of this Loan should be credited to [insert bank account details].

5.                            This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
New Beauty Holdings Limited
新美控股有限公司

SIGNATURE PAGE

THE BORROWER

New Beauty Holdings Limited

新美控股有限公司

By:

Address:	1/F East Gate, Building No.2, Jian Wai Soho, No.39, Dong San Huan Zhong Road, Chaoyang District, Beijing 100022, China
Fax:	+86 10 5869 7350
Attention:	Mr. Ma Xiaofeng

Signature page

THE CORPORATE GUARANTORS

Able Knight Development Limited

By:

Address:	1/F East Gate, Building No.2, Jian Wai Soho, No.39, Dong San Huan Zhong Road, Chaoyang District, Beijing 100022, China
Fax:	+86 10 5869 7350
Attention:	Mr. Ma Xiaofeng

Signature page

Mutual Step Holdings Limited

普升控股有限公司

By:

Address:	中国海南省海口市国贸一横路深蓝都市公寓710室，邮编570125
Email:	314343498@qq.com
Attention:	王晓枫先生

Signature page

Art Grace Development Limited

By:

Address:	中国海南省海口市国贸一横路深蓝都市公寓710室，邮编570125
Email:	314343498@qq.com
Attention:	王晓枫先生

Signature page

Art Kind Technology Limited

By:

Address:	中国海南省海口市国贸一横路深蓝都市公寓710室，邮编570125
Email:	314343498@qq.com
Attention:	王晓枫先生

Signature page

Joy Spread Development Limited

By:

Address:	中国海南省海口市国贸一横路深蓝都市公寓710室，邮编570125
Fax:	314343498@qq.com
Attention:	王晓枫先生

Signature page

THE LENDER

Bank of Shanghai (Hong Kong) Limited

By:

Address:	34thFloor, Champion Tower, Three Garden Road, Central, Hong Kong
Fax:	852-2258 5755
Attention:	Brian Ho/ Adam Li

Signature page